UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2006

-----------------

I-TRAX, INC.
------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware ------------------------	001-31584 ------------------------	23-3057155 ------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Hillman Drive, Suite 130 Chadds Ford, Pennsylvania ------------------------------------------------	19317 ------------------------------------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(610) 459-2405

N/A
-----------------------------------------------------
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 9, 2006, the Compensation Committee of the Board of Directors of I-trax, Inc. determined the amount of the cash bonuses awarded to the named executive officers of I-trax for services rendered in 2005. The bonuses are:

Executive Officer	Fiscal 2005 Cash Bonus

R. Dixon Thayer, Chief Executive Officer	$100,000
Frank A. Martin, Chairman	$80,000
Dr. Raymond J. Fabius, President and Chief Medical Officer	$80,000
David R. Bock, Executive Vice President and Chief Financial Officer	$80,000
Yuri Rozenfeld, Vice President, General Counsel and Secretary	$50,000

The bonus awarded to Dr. Fabius was determined in accordance with the terms of an Employment Agreement between I-trax and Dr. Fabius dated April 15, 2005. Bonuses for the balance of the executive officers were discretionary. The payment of the bonuses indicated above will not impact I-trax’s 2006 financial results because I-trax accrued a bonus pool in 2005 for the benefit of the named executives and other employees. Finally, I-trax’s Compensation Committee is comprised of independent directors in accordance with the rules of the American Stock Exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-TRAX, INC.

Date: March 14, 2006	By:	/s/ Frank A. Martin
	Name:	Frank A. Martin
	Title:	Chairman